Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 13, 2012, with respect to the financial statements of Aldagen, Inc., included in Post-Effective Amendment No. 3 to Form S-3 on Form S-1 (Registration Statement No. 333-183703) and related Prospectus of Cytomedix, Inc. for the registration of 21,067,151 shares of its common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina

June 24, 2013